AMENDMENT NO. 4

TO CONVERTIBLE PROMISSORY NOTE

This Amendment No. 4 to Convertible Promissory Note (the “Amendment”) is entered into as of March 9, 2016 by and between ImageWare Systems, Inc., a Delaware corporation (the “Company”), and Neal I. Goldman, or his registered assigns (“Holder”). Unless otherwise specified herein, all capitalized terms set forth in this Amendment shall have the meanings ascribed to them in the Note.

RECITALS

WHEREAS, On March 27, 2013, the Company issued to Holder a Convertible Promissory Note (the “Note”) in the principal amount of $2.5 million. A copy of the Note is attached hereto as Exhibit A, which Note was amended pursuant to Amendment No. 1 to Convertible Promissory Note, dated March 12, 2014 (“Amendment No. 1”), Amendment No. 2 to Convertible Promissory Note, dated April 23, 2014 (“Amendment No. 2”), and Amendment No. 3 to Convertible Note, dated December 8, 2014 (“Amendment No. 3”) (together, the “Note Amendments”); and

WHEREAS, Holder and the Company now desire to amend the Note, as amended by the Note Amendments, to (i) extend the Maturity Date, as defined in the Note, and (ii) to amend the Conversion Price, as defined in the Note, each as more particularly set forth in this Amendment.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned parties agree as follows:

1.

The parties agree and acknowledge that the principal sum of the Note, as amended pursuant to the Note Amendments, is Five Million Dollars ($5,000,000).  Any reference to any other principal amount included in the Note or the Note Amendments, including, but not limited to, Sections 2(a) and 4(d) of the Note, should reference $5,000,000.

2.

The Maturity Date, as such term is defined in the Note, as amended, shall be June 30, 2017.

3.

The Conversion Price, as such term is defined in Section 6 of the Note, is amended so that the Outstanding Balance, as defined in the Note, is convertible into that number of fully paid and non-assessable shares of the Company’s Common Stock equal to the quotient obtained by dividing the Outstanding Balance by $1.25 per share.

4.

The provisions of the Note, as amended in this Amendment, shall remain in full force and effect in accordance with their terms and are hereby ratified and confirmed.  In the event of any conflict between the terms and conditions of this Amendment and the terms and conditions set forth in the Note and the Note Amendments, the terms and conditions set forth herein shall control.  This Amendment shall be governed by the laws of the State of California without regard to the conflict of laws provisions thereof.

IN WITNESS WHEREOF, each of the undersigned has caused this Amendment to be duly executed by its officers, thereunto duly authorized as of the date first above written.

THE COMPANY:

ImageWare Systems, INC.,

By:	/s/ Wayne Wetherell
Name:	Wayne Wetherell
Title:	CFO

HOLDER:

By:	/s/ Neal I. Goldman
Name:	Neal I. Goldman